ProCare Industries, Ltd.
                             1960 White Birch Drive
                                Vista, CA 92083
                               760-599-8559 Tel.
                                760-599-4433 Fax

November 30, 1999

Arlington Capital
P.O. Box 11447
Beverly Hills, CA 90213
ATTN: Robert DiMinico

RE:      Stock Purchase Agreement

Mr. DiMinico,

This letter will confirm Arlington Capital's purchase of 793,844 shares of restricted common stock in ProCare Industries, Ltd. for the total purchase price of $25,000, funds to be sent via wire transfer to ProCare's bank account The Company will cause our transfer agent, American Securities Transfer, to issue a stock certificate for the 793,844 restricted common shares.

This agreement is subject to the following conditions:

Arlington represents that:

1. Arlington has reviewed all filings by ProCare under the Securities Exchange Act of 1934 and has all information required by Arlington to make an informed investment decision.
2. That these common shares are being purchased by Arlington Capital for investment purposes and acknowledges that the shares are restricted and subject to the normal rules that apply to restricted stock under the Securities Act of 1934.
3. That Arlington will make all necessary filings required which are associated with this stock purchase, such as filing of 13D and Form 3 with the SEC.
4. That Arlington has no intention, nor interest, in having a representative serve on the Board of Directors of ProCare.

ProCare represents that:

1. The company is a fully reporting public entity and that the Company is current and complete with all required filings with the Securities and Exchange Commission. The most recent filing is the third quarter 10-QSB report, filed on October 27, 1999.
2. That all of the filings made with the SEC are available to Arlington through the SEC "EDGAR" system and that the Company has encouraged Arlington to review the filings prior to making this investment.
3. That Arlington has been advised by ProCare that at the current time there is no active trading market for the common shares of the Company and that an active trading market may, or may not, develop in the future.






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4.   That the Company's  securities  trade on the OTC Electronic  Bulletin Board exchange under the trading symbol PCRF.
5. That at the current time ProCare has no business operations, no revenues and no earnings. It is the intention of management to acquire an operating business through a "reverse merger" process whereby the "owners" of the private company would take control of a majority of the voting stock, the Board of Directors and management of the Company. Under this scenario, Arlington and the other shareholders of ProCare will be significantly diluted. Further, that there is no assurance by management that an acquisition by the Company will occur, and that if one does occur, that the price of the common stock will appreciate in value.
6. That the number of shares being sold to Arlington represents a significant portion of the equity of the Company and that the Company will file an 8-K report with the SEC within 10 days of completing this sale of securities to Arlington.
7.   That the shares will be validly issued, fully paid and non assessable.
8. That the Company currently has 766,715 common shares outstanding. That the President, Robert Marsik, has Board approval to purchase 125,000 restricted common shares at the same price being paid by Arlington and that following these two transactions, (Arlington and Marsik purchases), ProCare will have 1,685,559 common shares issued and outstanding.

If the terms of purchase and the summary of disclosures made to Arlington Capital are satisfactory, please so signify by signing below.

         Sincerely,                            Dated: 11/30/99

         /s/ Robert W. Marsik                  Agreed to:  /s/ Robert DiMinico
         --------------------------                       ----------------------
         Robert W. Marsik                                 Robert DiMinico
            President                                     For: Arlington Capital